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                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                                    ---------

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                    STATE STREET BANK AND TRUST COMPANY, N.A.
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

            UNITED STATES                          13-3191724
  (JURISDICTION OF INCORPORATION OR             (I.R.S. EMPLOYER
 ORGANIZATION IF NOT A U.S. NATIONAL BANK)      IDENTIFICATION NO.)

                    STATE STREET BANK AND TRUST COMPANY, N.A.
                             61 BROADWAY, 15TH FLOOR
                            NEW YORK, NEW YORK 10006
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                  212-612-3000
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                              iSTAR FINANCIAL INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

              MARYLAND                             96-6881527
   (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)



1114 AVENUE OF THE AMERICAS, 27TH FL.                              10036
NEW YORK, NEW YORK                                              (ZIP CODE)
(Address of principal executive offices)

                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)


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                                     GENERAL

ITEM 1. GENERAL INFORMATION.

      FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

      (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT.

                Office of the Comptroller of the Currency, Washington, D.C. Federal Deposit Insurance Corporation, Washington, D.C.

      1. WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

            Trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH OBLIGOR.

      IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

            The obligor is not an affiliate of the trustee or of its parent, State Street Bank and Trust Company.

            (See Notes)

ITEM 3. THROUGH ITEM 15. NOT APPLICABLE.

ITEM 16. LIST OF EXHIBITS.

         LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

            Items 1 through 5 below were filed with and are incorporated by reference to the Form T-1 in Registration Statement No. 333-53759 filed by Columbus McKinnon Corporation effective July 1, 1998:

            1.    COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE.

            2. COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS.

            3. COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS.

            4.    COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE.

            5.    THE CONSENT OF TRUSTEE AS REQUIRED BY SECTION 321(B) OF THE
                  ACT.

            6. COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE FILED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY FILED AS EXHIBIT A.


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                                      NOTES

      In answering any item of this Statement of Eligibility that relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

      The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and State of New York, on the 26th day of February, 2002.

                                    STATE STREET BANK AND TRUST COMPANY, N.A.


                                    By:  /s/ Angelita L. Pena
                                        -----------------------------
                                    NAME:   ANGELITA L. PENA
                                    TITLE:  ASSISTANT VICE PRESIDENT



                             CONSENT OF THE TRUSTEE

      Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by ISTAR FINANCIAL INC. DEBT SECURITIES we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                    STATE STREET BANK AND TRUST COMPANY, N.A.


                                    By:  /s/ Angelita L. Pena
                                        ------------------------------
                                    NAME:   ANGELITA L. PENA
                                    TITLE:  ASSISTANT VICE PRESIDENT

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                                    Exhibit A


State Street Bank and Trust
Company, National Association
61 BROADWAY                                       FFIEC 041
NEW YORK CITY, NY 10006             Consolidated Report of Condition
FDIC Certificate Number:  24938             for September 30, 2001

      Web Address as of: 11/21/2001     http://www.statestreet.com
               THE WEB ADDRESS IS AS PROVIDED BY THE INSTITUTION.
           PLEASE CONTACT THE INSTITUTION DIRECTLY WITH ANY QUESTIONS
                     REGARDING THE DATA OR THE WEB ADDRESS.


                          INFORMATION PAGE | SEARCH

Consolidated Report of Condition for Insured Commercial and State - Chartered Savings Banks for September 30, 2001



All Schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet


                              DOLLAR AMOUNTS IN THOUSANDS

ASSETS
  1. Cash and balances due from depository institutions
     (from Schedule RC-A)
        a. Noninterest-bearing balances and currency and  RCON
           coin(1)                                        0081     19,233
        b. Interest-bearing balances(2)                   RCON
                                                          0071          0
  2. Securities:
        a. Held-to-maturity securities (from Schedule     RCON
           RC-B, column A)                                1754          0
        b. Available-for-sale securities (from Schedule   RCON
           RC-B, column D)                                1773          0
  3. Federal funds sold and securities purchased under    RCON
     agreements to resell                                 1350          0
  4. Loans and lease financing receivables (from
     Schedule RC-C):
        a. LOANS AND LEASES HELD FOR SALE                 RCON
                                                          5369          0

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

                                   Exhibit A

        b. LOANS AND LEASES, NET OF UNEARNED INCOME       RCON
                                                          B528          0
        c. LESS: Allowance for loan and lease losses      RCON
                                                          3123          0
        d. LOANS AND LEASES, NET OF UNEARNED INCOME AND   RCON
           ALLOWANCE (item 4.b minus 4.c)                 B529          0
  5. Trading assets (from Schedule RC-D)                  RCON
                                                          3545          0
  6. Premises and fixed assets (including capitalized     RCON
     leases)                                              2145        581
  7. Other real estate owned (from Schedule RC-M)         RCON
                                                          2150          0
  8. Investments in unconsolidated subsidiaries and       RCON
     associated companies (from Schedule RC-M)            2130          0
  9. Customers' liability to this bank on acceptances     RCON
     outstanding                                          2155          0
 10. Intangible assets:
        a. GOODWILL                                       RCON
                                                          3163          0
        b. OTHER INTANGIBLE ASSETS (from Schedule RC-M)   RCON
                                                          0426          0
 11. Other assets (from Schedule RC-F)                    RCON
                                                          2160      1,441
 12. Total assets (sum of items 1 through 11)             RCON
                                                          2170     21,255
LIABILITIES
 13. Deposits:
        a. In domestic offices (sum of totals of columns  RCON
           A and C from Schedule RC-E)                    2200          0
           (1) Noninterest-bearing(3)                     RCON
                                                          6631          0
           (2) Interest-bearing                           RCON
                                                          6636          0
        b. Not applicable

 14. Federal funds purchased and securities sold under    RCON
     agreements to repurchase                             2800          0
 15. Trading liabilities (from Schedule RC-D)             RCON
                                                          3548          0
 16. OTHER BORROWED MONEY (includes mortgage
     indebtedness and obligations under capitalized       RCON
     leases) (from Schedule RC-M)                         3190          0
 17. Not applicable

 18. Bank's liability on acceptances executed and         RCON
     outstanding                                          2920          0
 19. Subordinated notes and debentures(4)                 RCON
                                                          3200          0
 20. Other liabilities (from Schedule RC-G)               RCON
                                                          2930      7,864
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

                                   Exhibit A

21. Total liabilities (sum of items 13 through 20)       RCON
                                                          2948      7,864
22. MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES       RCON
                                                          3000          0
EQUITY CAPITAL
 23. Perpetual preferred stock and related surplus        RCON
                                                          3838          0
 24. Common stock                                         RCON
                                                          3230        500
 25. Surplus (exclude all surplus related to preferred    RCON
     stock)                                               3839      2,000
 26.    a. Retained earnings                              RCON
                                                          3632     10,891
        b. ACCUMULATED OTHER COMPREHENSIVE INCOME(5)      RCON
                                                          B530          0
 27. OTHER EQUITY CAPITAL COMPONENTS(6)                   RCON
                                                          A130          0
 28. Total equity capital (sum of items 23 through 27)    RCON
                                                          3210     13,391
 29. Total liabilities, minority interest, and equity     RCON
     capital (sum of items 21, 22, and 28)                3300     21,255

Memorandum

TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.
  1. Indicate in the box at the right the number of the
     statement below that best describes the most
     comprehensive level of auditing work performed
     for the bank by independent external auditors as of
     any date during 2000                                 RCON 6724    N/A

1 =    Independent audit of the bank conducted in accordance    4 =  Directors' examination of the bank conducted in
       with generally accepted auditing standards by a               accordance with generally accepted auditing standards by
       certified public accounting firm which submits a report       a certified public accounting firm (may be required by
       on the bank                                                   state chartering authority)
2 =    Independent audit of the bank's parent holding company   5 =  Directors' examination of the bank performed by other
       conducted in accordance with generally accepted               external auditors (may be required by state chartering
       auditing standards by a certified public accounting           authority)
       firm which submits a report on the consolidated holding
       company (but not on the bank separately)
                                                                6 =  Review of the bank's financial statements by external auditors

                                                                7 =  Compilation of the bank's financial statements by
                                                                     external auditors
3 =    ATTESTATION ON BANK MANAGEMENT'S ASSERTION ON THE        8 =  Other audit procedures (excluding tax preparation work)
       EFFECTIVENESS OF THE BANK'S INTERNAL CONTROL OVER
       FINANCIAL REPORTING BY A CERTIFIED PUBLIC ACCOUNTING     9 =  No external audit work
       FIRM

----------
 1 Includes cash items in process of collection and unposted debits.

 2 Includes time certificates of deposit not held for trading.

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 3 Includes total demand deposits and noninterest-bearing time and savings deposits.

 4 Includes limited-life preferred stock and related surplus.

 5 Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

 6 Includes treasury stock and unearned Employee Stock Ownership Plan shares.